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                                                                    EXHIBIT 23.2


                         CONSENT OF GRANT THORNTON LLP

We have issued our report dated July 11, 1997 accompanying the consolidated financial statements and schedule of ABC Dispensing Technologies, Inc. and subsidiaries included in the Annual Report on Form 10-K/A for the year ended April 26, 1997, which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report and to the use of our name as it appears under the caption "Experts."


                                             /s/ Grant Thornton LLP

                                             GRANT THORNTON LLP

Cleveland, Ohio
October 24, 1997